As filed with the Securities and Exchange Commission on August 2, 2024

Registration No. 333-[______]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The ONE Group Hospitality, Inc.

(Exact name of registrant as specified in its charter)

Delaware	14-1961545
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1624 Market Street, Suite 311

Denver, Colorado 80202

(646) 624-2400

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Emanuel Hilario

President and Chief Executive Officer

1624 Market Street, Suite 311

Denver, Colorado 80202

(646) 624-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven H. Hull

William J. Goodling

Stoel Rives LLP

760 SW Ninth Avenue, Suite 3000

Portland, Oregon 97205

(503) 224-9122

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging Growth Company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED AUGUST 2, 2024

PRELIMINARY PROSPECTUS

The ONE Group Hospitality, Inc.

WARRANTS TO PURCHASE 2,972,354 SHARES OF COMMON STOCK
2,972,354 Shares of Common Stock

This prospectus relates to: (1) the offer and sale from time to time by the selling security holders identified in this prospectus (the “Selling Security Holders”) or their permitted transferees of warrants (the “Penny Warrants”) to purchase, at a price of $0.01 per share, up to 1,905,687 shares of common stock, par value $0.0001 per share (“Common Stock”), of The ONE Group Hospitality, Inc., a Delaware corporation (the “Company”, “the registrant”, “we”, “us”, or “our”); (2) the offer and sale from time to time by the Selling Security Holders or their permitted transferees of warrants (the “Market Warrants”, and collectively with the Penny Warrants, the “Warrants”) to purchase, at a price of $10.00 per share, up to 1,066,667 shares of Common Stock; (3) the issuance from time to time by the Company of up to 2,972,354 shares of Common Stock upon the exercise of the Warrants (the “Warrant Shares”); (4) the offer and sale from time to time by the Selling Security Holders or their permitted transferees of the Warrant Shares; and (5) the offer and sale from time to time by the Selling Security Holders or their permitted transferees of any other securities actually issued in respect of the Warrants or Warrant Shares upon any stock split, stock dividend, recapitalization, reclassification, merger, consolidation or similar event (collectively with the Warrants and Warrant Shares, the “Securities”). The Warrants were originally sold by the Company to the Selling Security Holders in a private placement exempt from registration under the Securities Act of 1933 and are subject to the terms of the respective agreements governing the Warrants (the “Warrant Certificates”).

The Company will receive $0.01 per share upon a cash exercise of the Penny Warrants (or an aggregate of $19,056.87 if all Penny Warrants are exercised for cash), and $10.00 per share upon a cash exercise of the Market Warrants (or an aggregate of $10,666,670 if all Market Warrants are exercised for cash). In the event of a “cashless exercise” (as described in the applicable Warrant Certificates) of a Penny Warrant, the Company will receive no proceeds and a lesser number of Warrant Shares will be issued to pay for the exercise price. The exercise price and/or number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment in accordance with the terms of the applicable Warrant Certificates. The Company will receive no proceeds from the sale of Warrants or Warrant Shares by the Selling Security Holders.

The Selling Security Holders or their permitted transferees may sell the Warrants and Warrant Shares directly, through agents, underwriters, broker-dealers, or through other means, in public or private transactions, and at prevailing market prices or at negotiated prices. For additional information on the methods of sale by the Selling Security Holders, refer to the section of this prospectus entitled “Plan of Distribution”. The Selling Security Holders will bear all selling commissions and underwriting discounts, if any, attributable to the sale or disposition of the Warrants and Warrant Shares. The Company will bear all costs, expenses and fees in connection with the registration of the Warrants and Warrant Shares for sale by the Selling Security Holders. We may amend or supplement this prospectus as required, and you should read the entire prospectus and any amendments or supplements before you make an investment decision.

Common Stock is listed on the Nasdaq Capital Market under the symbol “STKS”. The closing market price of Common Stock on July 26, 2024 was $5.18 per share. The Warrants are not listed on any national securities exchange.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described in the section of this prospectus entitled “Risk Factors,” which begins on page 3 of this prospectus. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 2, 2024.

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TABLE OF CONTENTS

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ABOUT THIS PROSPECTUS

The Selling Security Holders or their permitted transferees may, from time to time, offer and sell up to an aggregate of 1,905,687 Penny Warrants, 1,066,667 Market Warrants, and 2,972,354 Warrant Shares in one or more offerings. To the extent necessary, each time that a Selling Security Holder offers and sells Securities, we or the Selling Security Holder may provide a prospectus supplement to this prospectus that contains specific information about the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses that may contain material information relating to those offerings. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any Securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

Neither we nor the Selling Security Holders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Security Holders take any responsibility for, nor provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Security Holders will make an offer to sell the Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on their respective covers, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, neither we nor the Selling Security Holders guarantee the accuracy or completeness of this information and neither we nor the Selling Security Holders have independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless the context otherwise requires, “The ONE Group Hospitality,” “The ONE Group,” “the Company,” “we,” “us,” “our” and similar terms refer to The ONE Group Hospitality, Inc., a Delaware corporation, and its consolidated subsidiaries.

THE COMPANY

The ONE Group Hospitality, Inc. is a global restaurant company that develops, owns and operates, manages and licenses upscale and polished casual, high-energy restaurants and lounges and provides turn-key food and beverage (“F&B”) services for hospitality venues including hotels, casinos and other high-end locations. Turn-key F&B services are food and beverage services that can be scaled, customized and implemented by us for the client at a particular hospitality venue. Our vision is to be a global market leader in the restaurant industry by melding high-quality service, ambiance, high-energy and cuisine into one great experience that we refer to as “Vibe Dining”. We design all our restaurants, lounges and F&B services to create a social dining and high-energy entertainment experience within a destination location. We believe that this design and operating philosophy separates us from more traditional restaurant and foodservice competitors.

Our primary restaurant brands are:

•      STK, a modern twist on the American steakhouse concept with restaurants in major metropolitan cities in the U.S., Europe, and the Middle East, featuring premium steaks, seafood, and specialty cocktails in an energetic upscale atmosphere;

•      Benihana, a leading operator of highly differentiated experiential brands that owns the only national teppanyaki brand in the US. The Company also franchises Benihanas in the U.S., Caribbean, Central America, and South America;

•      Kona Grill, a polished casual, bar-centric grill concept with restaurants in the U.S., featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere; and

•      RA Sushi, a Japanese cuisine concept that offers a fun-filled, bar-forward, upbeat, and vibrant dining atmosphere with restaurants in the U.S. anchored by creative sushi, inventive drinks, and outstanding service.

ONE Hospitality, our F&B hospitality services business, develops, manages, and operates premier restaurants and turn-key food and beverage services within high-end hotels and casinos currently operating venues in the U.S. and Europe. Our F&B hospitality clients operate global hospitality brands such as the W Hotel, ME Hotel and Hippodrome Casino.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and Annual Report on Form 10-K for the year ended December 31, 2023, as described in the section entitled “Incorporation of Certain Information by Reference” beginning on page 10 of this prospectus.

Our Corporate Information

Our principal office is located at 1624 Market Street, Suite 311, Denver, Colorado 80202, and our telephone number is (646) 624-2400. Our website address is www.togrp.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission (the “SEC” or the “Commission”).

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to take advantage of certain of the scaled disclosure available to smaller reporting companies.

RISK FACTORS

Investing in the Company’s securities involves significant risk. Prior to making a decision about investing in the Company’s securities, you should carefully consider the risks, uncertainties, and assumptions discussed in the Company’s most recent annual report on Form 10-K in the section entitled “Risk Factors”, as revised or supplemented by the Company’s subsequent quarterly reports on Form 10-Q or current reports on Form 8-K, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports the Company files with the SEC in the future. The risks and uncertainties described here are not the only ones the Company faces. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also affect the Company’s operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about future economic performance, general economic conditions, consumer preferences and spending, costs, competition, new product execution, restaurant openings or closings, operating margins, the availability of acceptable real estate locations, the sufficiency of our cash balances and cash generated from operations and financing activities for our future liquidity and capital resource needs, the impact on our business of Federal and State legislation and local regulation, future litigation, the execution of our growth strategy and other matters.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus or in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

The Company will use any net proceeds received upon exercise of the Warrants for general corporate purposes. The Company will not receive any of the proceeds from sales of Securities by the Selling Security Holders. The Company is registering the offer and sale of the Securities to fulfill its contractual obligations under the Registration Rights Agreement, dated May 1, 2024, by and among the Company and the Selling Security Holders.

DETERMINATION OF OFFERING PRICE

There is no established public trading market for the Warrants. The Penny Warrants are exercisable for $0.01 per share of Common Stock, and the Market Warrants are exercisable for $10.00 per share of Common Stock. These exercise prices were determined by private negotiation between the Company and the Selling Security Holders in connection with an equity investment in the Company. The Selling Security Holders may resell the Securities at prevailing market prices or at negotiated prices, as more fully described in the section of this prospectus entitled “Plan of Distribution.”

DILUTION

Not applicable.

SELLING SECURITY HOLDERS

The table below sets forth information, correct to our knowledge, concerning the beneficial ownership of the Penny Warrants, Market Warrants, and shares of Common Stock held by the Selling Security Holders as of August 2, 2024. The information in the table below with respect to the Selling Security Holders has been obtained from the Selling Security Holders. The Selling Security Holders may sell all, some or none of the Securities subject to this prospectus. See the section of this prospectus entitled “Plan of Distribution” for more information.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the listed securities. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their securities. The inclusion of any securities in the table below does not constitute an admission of beneficial ownership for the person named below.

Name of Selling Security Holder	Securities Owned Before Offering(1)			Securities Owned After Offering(1)			Percentage of Class of Securities Owned After Offering(1)
	Penny Warrants	Market Warrants	Common Stock	Penny Warrants	Market Warrants	Shares of Common Stock	Penny Warrants	Market Warrants	Common Stock
HPC III Kaizen LP(2)	1,786,582	1,000,000	-	(1)	(1)	(1)	(1)	(1)	(1)
HPS Special Situations Opportunity Fund II, L.P.(2)	51,326	28,729	-	(1)	(1)	(1)	(1)	(1)	(1)
SSOF II BH US Subsidiary, L.P.(2)	43,957	24,604	-	(1)	(1)	(1)	(1)	(1)	(1)
HPS Corporate Lending Fund(2)	11,911	6,667	-	(1)	(1)	(1)	(1)	(1)	(1)
HPS Corporate Capital Solutions Fund(2)	11,911	6,667	-	(1)	(1)	(1)	(1)	(1)	(1)

(1)	We do not know when or in what amounts the Selling Security Holders will offer the Securities for sale, if at all. The Selling Security Holders may sell any or all of the Securities included in and offered by this prospectus. Because the Selling Security Holders may offer all or some of the Securities pursuant to this offering, we cannot estimate the number of Securities or percentage of each class of Securities that will be held by the Selling Security Holders after the completion of this offering.

(2)	The information in the Company’s Form 8-K filed on March 26, 2024 and in the Company’s Form 8-K filed on May 1, 2024 (as amended on July 17, 2024) is incorporated by reference regarding any position, office or other material relationship which the Selling Security Holder has had with the Company or any of its predecessors or affiliates within the past three years.

PLAN OF DISTRIBUTION

The Company will issue the Warrant Shares from time to time upon exercise of the Warrants in accordance with the terms of the Warrant Certificates.

The Selling Security Holders and any of their respective pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their Securities on any stock exchange, market, or trading facility on which such Securities are traded, or in private transactions. These sales may be at fixed or negotiated prices. The prices at which the Selling Security Holders may sell their Securities may be determined by the respective prevailing market prices for the Securities at the time of sale, may be different than such respective prevailing market prices, or may be determined through negotiated transactions with third parties. The Selling Security Holders may use any one or more of the following methods when selling the Securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	pursuant to an agreement with a broker-dealer to sell a specified number of Securities at a stipulated price per share;

•	a combination of any of the foregoing methods of sale;

•	any other method permitted pursuant to applicable law; or

•	under Rule 144, Rule 144A or Regulation S under the Securities Act, if available, rather than under this prospectus.

There is no trading history in the Warrants and we cannot be assured that an active or liquid trading market for the Warrants will develop or be sustained if it does develop, either of which could materially and adversely affect the market price of the Warrants and the ability of Selling Security Holders to sell the Securities at the volume, prices and times desired.

Broker-dealers engaged by the Selling Security Holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction, a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Securities or interests therein, the Selling Security Holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Securities in the course of hedging the positions they assume.

The Selling Security Holders may also sell the Securities short and deliver these securities to close out their short positions, or loan or pledge the Securities to broker-dealers that in turn may sell these securities. The Selling Security Holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Securities, which such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Security Holders and any broker-dealers or agents that are involved in selling the Securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts. If any Selling Security Holder is deemed to be an underwriter, such Selling Security Holder may be subject to certain statutory liabilities including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If any Selling Security Holder is a deemed an underwriter within the meaning of the Securities Act, such Selling Security Holder will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that a selling security holder who is a registered broker-dealer or an affiliate of a registered broker-dealer may be an underwriter under the Securities Act. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the sale of the Securities. The Selling Security Holders have advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the Securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Security Holders.

In order to comply with the securities laws of some states, if applicable, the Securities may be sold in those jurisdictions only through registered or licensed brokers or dealers.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Penny Warrants

Holders of Penny Warrants have the rights described in, and the Penny Warrants are subject to the terms and conditions of, the applicable Warrant Certificates. The information in this section is a summary of material portions of those provisions, and you should refer to the applicable Warrant Certificates for their full text.

Exercise Mechanics

The Penny Warrants are exercisable for up to the number of shares of Common Stock indicated in the applicable Warrant Certificates (as adjusted from time to time in accordance with the terms of the applicable Warrant Certificates). Penny Warrants exercisable for an aggregate of 1,905,687 shares of Common Stock are outstanding as of the date of this prospectus. The Penny Warrants may be exercised in whole or in part at any time and from time to time during the period beginning on May 1, 2024 and ending at the close of business on May 1, 2034. The Penny Warrants may be exercised for cash (a “Cash Exercise”), at an exercise price of $0.01 per share of Common Stock (as adjusted from time to time in accordance with the terms of the applicable Warrant Certificates), or exercised in a “cashless” exercise (a “Cashless Exercise”). In the event of a Cashless Exercise, the Company will issue to the warrant holder a number of shares of Common Stock according to the following formula:

X = Y*(A - B) ÷ A

where:

•	“X” is the net number of shares of Common Stock to be issued to the holder of the Penny Warrant pursuant to the Cashless Exercise;

•	“Y” is the number of gross shares of Common Stock that would be issuable upon exercise of the Penny Warrant if the exercise were by means of a Cash Exercise rather than a Cashless Exercise;

•	“A” is the fair market value of Common Stock as of the date of exercise (determined based on the closing sale price of Common Stock on the business day immediately prior to the date of exercise, as more fully described in the Warrant Certificates (the “Fair Market Value”)); and

•	“B” is the Penny Warrant’s exercise price at the time of exercise.

Anti-Dilution Adjustments

The number of shares of Common Stock issuable upon exercise of the Penny Warrants is subject to adjustment as described below.

A.    If the Company (a) declares, orders, pays or makes a dividend or a distribution on outstanding shares of Common Stock payable in shares of Common Stock, (b) splits, subdivides or reclassifies outstanding shares of Common Stock into a larger number of shares of Common Stock, (c) combines or reclassifies shares of Common Stock into a smaller number of shares of Common Stock, or (d) increases or decreases the number of shares of Common Stock outstanding by reclassification of shares of Common Stock, the number of shares of Common Stock issuable upon exercise of the Penny Warrants will be adjusted so that, after giving effect to such adjustment, the warrant holders will be entitled to receive the number of shares of Common Stock upon exercise that the warrant holders would have owned or have been entitled to receive had the Penny Warrant been exercised immediately prior to the happening of the listed event (or, in the case of a dividend or distribution of shares of Common Stock, immediately prior to the record date therefor).

B.    If the Company declares or makes a dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin-off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, other than a dividend or distribution of shares of Common Stock) (a “Distribution”), then, in each such case, on the date on which such Distribution is made, the warrant holders on the record date of such Distribution will be entitled to receive the Distribution with respect to the number of shares of Common Stock that would have been issuable upon a complete exercise of the Penny Warrants as of the record date of such Distribution.

C.    Except in the case of an underwritten offering registered with the SEC under the Securities Act, if the Company issues shares of Common Stock or any securities or rights convertible or exchangeable into, or having an interest equivalent to, Common Stock entitling the holder thereof to receive, directly or indirectly, shares of Common Stock or securities or rights convertible or exchangeable into, or having an interest equivalent to, shares of Common Stock (“Common Stock Equivalent”), at a price for such shares of Common Stock or Common Stock Equivalent that is less than 95% of the Fair Market Value of shares of Common Stock immediately prior to such issuance (a “Below Fair Market Value Issuance”), other than an issuance to which paragraph A., above, applies, then immediately upon such Below Fair Market Value Issuance, the number of shares of Common Stock purchasable upon exercise of the Penny Warrants shall be increased to equal the product of (a) the number of shares of Common Stock purchasable upon exercise of the Penny Warrants prior to the Below Fair Market Value Issuance, and (b) a fraction, (i) the numerator of which is the sum of (x) the number of shares of Common Stock outstanding prior to the Below Fair Market Value Issuance, (y) the number of shares of Common Stock purchasable upon exercise of the Penny Warrants prior to the Below Fair Market Value Issuance, and (z) the number of equity securities issued pursuant to the Below Fair Market Value Issuance, and (ii) the denominator of which is the sum of (x) the number of shares of Common Stock of the Company outstanding prior to the Below Fair Market Value Issuance, (y) the number of shares of Common Stock purchasable upon exercise of the Penny Warrants prior to the Below Fair Market Value Issuance, and (z) the number of shares of Common Stock that would have been purchased in the Below Fair Market Value Issuance had the total consideration paid in such issuance been used to purchase shares of Common Stock at Fair Market Value.

D.    In case of a merger, consolidation, statutory share exchange, reorganization, recapitalization or similar extraordinary transaction (which may include a reclassification) (a “Business Combination”) involving the Company or reclassification of Common Stock (other than a reclassification of Common Stock covered by paragraph A., above), the warrant holders’ rights to receive shares of Common Stock upon exercise of the Penny Warrants shall be converted, effective upon the occurrence of such Business Combination or reclassification, into the right to exercise the Penny Warrants to acquire the number of shares of stock or other securities or property (including cash) that the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of the Penny Warrants in full immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if applicable, the provisions of the applicable Warrant Certificates shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the warrant holders’ rights to exercise the Penny Warrants in exchange for any shares of stock or other securities or property as described in this paragraph. In determining the kind and amount of stock, securities or property receivable upon exercise of the Penny Warrants upon and following adjustment described in this paragraph, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the warrant holders shall have the right to make the same election upon exercise of the Penny Warrants with respect to the number of shares of stock or other securities or property which the warrant holders will receive upon exercise of the Penny Warrants.

The Company will provide warrant holders with notice of adjustment events and certain other Company transactions.

The adjustments described in this section will not be made in connection with (a) any issuance of equity securities to employees, officers or directors of the Company or its subsidiaries pursuant to any stock option plan, equity incentive plan (including the Company’s 2019 Equity Incentive Plan) or other employee benefit arrangement approved by the Company’s board of directors, (b) any issuance of shares of Common Stock under other warrants, and/or (c) any issuance of equity securities in the following transactions: (i) any acquisition by the Company or any of its subsidiaries of any equity interests, assets, properties or business of any person; (ii) any merger, consolidation or other business combination involving the Company or any of its subsidiaries (other than a Business Combination covered by paragraph D., above); (iii) the commencement of any transaction or series of related transactions involving a change of control of the Company (other than a Business Combination covered by paragraph D., above); (iv) any private placement of warrants to purchase equity securities of the Company to lenders or other institutional investors in any arm’s length transaction providing debt financing to the Company; and (v) any issuance of equity securities by the Company in connection with which a warrant holder exercised its participation or preemptive rights in accordance with the Investment Agreement, dated as of May 1, 2024, between the Company and the investors party thereto, as amended, supplemented or otherwise modified from time to time.

Market Warrants

Holders of Market Warrants have the rights described in, and the Market Warrants are subject to the terms and conditions of, the applicable Warrant Certificates. The information in this section is a summary of material portions of those provisions, and you should refer to the applicable Warrant Certificates for their full text.

Exercise Mechanics

The Market Warrants are exercisable for up to the number of shares of Common Stock indicated in the applicable Warrant Certificates (as adjusted from time to time in accordance with the terms of the applicable Warrant Certificates). Market Warrants exercisable for an aggregate of 1,066,667 shares of Common Stock are outstanding as of the date of this prospectus. The Market Warrants may be exercised in whole or in part at any time and from time to time during the period beginning on May 31, 2024 and ending at the close of business on May 1, 2029. The Market Warrants may be exercised for cash at an exercise price of $10.00 per share of Common Stock (as adjusted from time to time in accordance with the terms of the applicable Warrant Certificates).

Anti-Dilution Adjustments

The number of shares of Common Stock issuable upon exercise, or exercise price, of the Market Warrants is subject to adjustment as described below.

A.    If the Company (a) declares, orders, pays or makes a dividend or a distribution on outstanding shares of Common Stock payable in shares of Common Stock, (b) splits, subdivides or reclassifies outstanding shares of Common Stock into a larger number of shares of Common Stock, (c) combines or reclassifies shares of Common Stock into a smaller number of shares of Common Stock, or (d) increases or decreases the number of shares of Common Stock outstanding by reclassification of shares of Common Stock, the exercise price of the Market Warrants will be adjusted according to the following formula:

EP2 = EP1 * (A) ÷ (B)

where:

•	“EP2” is the exercise price in effect immediately after such event;

•	“EP1” is the exercise price in effect immediately prior to such event;

•	“A” is the number of shares of Common Stock outstanding immediately after the close of business on the record date for such event;

•	“B” is the number of shares of Common Stock outstanding immediately prior to the close of business on the record date for such event.

B.    If the Company declares or makes a Distribution, then, in each such case, on the date on which such Distribution is made, the exercise price of the Market Warrants will be reduced according to the following formula:

EP2 = EP1 * (A) ÷ (A + B)

where:

•	“EP2” is the exercise price in effect immediately after such Distribution;

•	“EP1” is the exercise price in effect immediately prior to such Distribution;

•	“A” is the Fair Market Value per share of Common Stock on the last trading day immediately preceding the first date on which the shares of Common Stock trade regular way without the right to receive such Distribution; and

•	“B” is (i) if the Distribution is in cash, the amount in cash distributed to warrant holders per share of Common Stock or (ii) if the Distribution is not in cash, the fair market value (as determined in good faith by the Company’s board of directors) of the shares of stock or other securities, property or options that are distributed to warrant holders per share of Common Stock.

C.    Except in the case of an underwritten offering registered with the SEC under the Securities Act, if the Company issues shares of Common Stock or any Common Stock Equivalent in a Below Fair Market Value Issuance, other than an issuance to which paragraph A., above, applies, then immediately upon such Below Fair Market Value Issuance, the exercise price of the Market Warrants will be reduced according to the following formula:

EP2 = EP1 * (A + B) ÷ (A + C)

where:

•	“EP2” is the exercise price in effect immediately after such Below Fair Market Value Issuance;

•	“EP1” is the exercise price in effect immediately prior to such Below Fair Market Value Issuance;

•	“A” is the number of shares of Common Stock outstanding prior to the Below Fair Market Value Issuance;

•	“B” is the number of shares of Common Stock that would have been issued if such additional shares of Common Stock had been issued or deemed issued at a price per share equal to Fair Market Value (determined by dividing the aggregate consideration received by the Company in respect of such issue by Fair Market Value); and

•	“C” is the number of such additional shares of Common Stock issued in such Below Fair Market Value Issuance.

D.    In case of a Business Combination involving the Company or reclassification of Common Stock (other than a reclassification of Common Stock covered by paragraph A., above), the Market Warrant holders’ right to receive shares of Common Stock upon exercise of the Market Warrants shall be converted, effective upon the occurrence of such Business Combination or reclassification, into the right to exercise the Market Warrant to acquire the number of shares of stock or other securities or property (including cash) that the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of the Market Warrant in full immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if applicable, the provisions of the applicable Warrant Certificates shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Market Warrant holders’ right to exercise the Market Warrants in exchange for any shares of stock or other securities or property as described in this paragraph. In determining the kind and amount of stock, securities or property receivable upon exercise of Market Warrants upon and following adjustment described in this paragraph, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Market Warrant holders shall have the right to make the same election upon exercise of the Market Warrants with respect to the number of shares of stock or other securities or property which the Market Warrant holders will receive upon exercise of the Market Warrants.

The Company will provide warrant holders with notice of adjustment events and certain other Company transactions.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Stoel Rives LLP, Portland, Oregon.

EXPERTS

The financial statements of The ONE Group Hospitality, Inc. as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, incorporated by reference in this Prospectus, and the effectiveness of The ONE Group Hospitality, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert named in this prospectus as having prepared or certified any part of this prospectus (or is named as having prepared or certified a report or valuation for use in connection with this prospectus) and no counsel named in this prospectus as having given an opinion upon the validity of the Securities or upon other legal matters in connection with the registration or offering of the Securities was employed on a contingency basis, or had, or is to receive in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its subsidiaries. No such expert or counsel is connected with the Company or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer, or employee.

MATERAL CHANGES

No material changes in the Company’s affairs have occurred since the end of the fiscal year ended December 31, 2023 which have not been described in a report on Form 10-Q or Form 8-K filed under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC.

The following are specifically incorporated by reference into this prospectus:

•	The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 14, 2024.

•	The Company’s current report on Form 8-K filed with the SEC on January 8, 2024.

•	The Company’s current report on Form 8-K filed with the SEC on March 26, 2024.

•	The Company’s current report on Form 8-K filed with the SEC on April 4, 2024.

•	The portions of the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 11, 2024 that are deemed “filed” with the SEC under the Exchange Act.

•	The Company’s current report on Form 8-K filed with the SEC on May 1, 2024, as amended on July 17, 2024.

•	The Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2024 filed with the SEC on May 7, 2024.

•	The Company’s current report on Form 8-K filed with the SEC on May 21, 2024

•	The information in the section entitled “Description of Common Stock” in the Company’s Registration Statement on Form S-3 filed with the SEC on June 7, 2024.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering to which this prospectus relates shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, the Company will provide at no cost to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. Any such written or oral request must be made by writing to or calling:

The ONE Group Hospitality, Inc.

Attention: Corporate Secretary

1624 Market Street, Suite 311

Denver, Colorado 80202

Telephone: (646) 624-2400

The Company files with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A, and other reports and information in accordance with the reporting requirements of the Exchange Act. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Company maintains a website at https://togrp.com/. The information set forth on our website is not part of this prospectus.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

Anti-Takeover Provisions

The provisions of Delaware law and our amended and restated certificate of incorporation and bylaws could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Delaware Statutory Business Combinations Provision

We are subject to Section 203 of the Delaware General Corporation Law. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is any person who, together with such person’s affiliates and associates (i) owns 15% or more of a corporation’s voting securities or (ii) is an affiliate or associate of a corporation and was the owner of 15% or more of the corporation’s voting securities at any time within the three year period immediately preceding a business combination of the corporation governed by Section 203. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage takeover attempts that might result in a premium over the market price for the shares of Common Stock held by our stockholders.

Classified Board of Directors; Removal of Directors for Cause

Pursuant to our amended and restated certificate of incorporation and bylaws, our board of directors is divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders following the initial classification of directors, the term of office of the second class to expire at the second annual meeting of stockholders following the initial classification of directors, and the term of office of the third class to expire at the third annual meeting of stockholders following the initial classification of directors. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire, other than directors elected by the holders of any series of preferred stock under specified circumstances, will be elected for a three-year term of office. All directors elected to our classified board of directors will serve until the election and qualification of their respective successors or their earlier death, resignation, retirement, disqualification or removal. Members of the board of directors may only be removed for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting as a single class. These provisions are likely to increase the time required for stockholders to change the composition of the board of directors. For example, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of the board of directors.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors

Our bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 90 days nor more than 120 days prior to the first anniversary of the previous year’s annual meeting date. For a special meeting, the notice must generally be delivered not earlier than the 10th day following the day on which a public announcement of the meeting is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in the bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, such business will not be conducted at the meeting.

Special Meetings of Stockholders

Special meetings of the stockholders may be called only by the Chairman of the board of directors, the Chief Executive Officer or President, or our board of directors pursuant to a resolution adopted by a majority of the total number of directors.

No Stockholder Action by Written Consent

Any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders.

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation and our bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was one of our directors or officers or, while one of our directors or officers, is or was serving at our request as a director, officer, or employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise or nonprofit entity, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Chancery Court or the court in which the action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article Eighth of our amended and restated certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

•	from any breach of the director’s duty of loyalty to us or our stockholders;

•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; and

•	from any transaction from which the director derived an improper personal benefit.

We have entered into indemnification agreements with our directors and certain officers, in addition to the indemnification provided in our amended and restated certificate of incorporation and our bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future. We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

The foregoing discussion of our amended and restated certificate of incorporation, bylaws, indemnification agreements, indemnity agreement, and Delaware law is not intended to be exhaustive and is qualified in its entirety by such amended and restated certificate of incorporation, bylaws, indemnification agreements, indemnity agreement, or law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an itemized statement of all expenses in connection with the issuance and distribution of the securities being registered on this registration statement, other than underwriting discounts and commissions. The Company will pay all expenses set forth in the following table, and as such the Selling Security Holders will not bear any portion of such expenses. Other than the amount of the SEC registration fee, all of the amounts set forth in the following table are estimates.

SEC Registration Fee	$3,053.93
Legal Fees and Expenses	$20,000
Accounting Fees and Expenses	$30,000
Printing Costs	-

Total	$53,053.93

Item 15. Indemnification of Directors and Officers

General Corporation Law of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a Delaware corporation (like the Company) to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 of the DGCL further provides that a Delaware corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation. provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Amended and Restated Certificate of Incorporation and Bylaws. The Company’s amended and restated certificate of incorporation provides that the Company, to the fullest extent permitted by applicable law as amended from time to time, shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan, against all liability and loss suffered and expenses reasonably incurred in connection with such proceeding. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized hereby.

Our bylaws provide for the indemnification of our directors and officers or other persons in accordance with our amended and restated certificate of incorporation.

Indemnification Agreements. In addition to the indemnification provided in our amended and restated certificate of incorporation and our bylaws, we may enter into indemnification agreements with any directors and executive officers in the future. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Insurance Policies. The Registrant has directors’ and officers’ liability insurance in an amount of $40,000,000. We intend to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

The foregoing discussion of our amended and restated certificate of incorporation, bylaws, indemnification agreements, indemnity agreement, and Delaware law is not intended to be exhaustive and is qualified in its entirety by such amended and restated certificate of incorporation, bylaws, indemnification agreements, indemnity agreement, or law.

Item 16.	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17.	Undertakings

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (17 CFR § 230.424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to 17 CFR § 230.424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (17 CFR § 230.424(b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (17 CFR § 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (17 CFR § 230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on August 2, 2024.

The ONE Group Hospitality, Inc.
a Delaware corporation

By:	/s/ Emanuel Hilario
Name:	Emanuel Hilario
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of The ONE Group Hospitality, Inc., a Delaware corporation, hereby severally constitute and appoint Emanuel Hilario, Tyler Loy, and Christi Hing, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or her or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Emanuel Hilario	Director, President and Chief Executive Officer	August 2, 2024
Emanuel Hilario	(Principal Executive Officer)

/s/ Tyler Loy	Chief Financial Officer	August 2, 2024
Tyler Loy	(Principal Financial Officer)

/s/ Christi Hing	Chief Accounting Officer	August 2, 2024
Christi Hing	(Principal Accounting Officer)

/s/ Jonathan Segal	Director (Chairman)	August 2, 2024
Jonathan Segal

/s/ Dimitrios Angelis	Director	August 2, 2024
Dimitrios Angelis

/s/ Eugene Bullis	Director	August 2, 2024
Eugene M. Bullis

/s/ James Chambers	Director	August 2, 2024
James Chambers

/s/ Susan Lintonsmith	Director	August 2, 2024
Susan Lintonsmith

/s/ Haydee Olinger	Director	August 2, 2024
Haydee Olinger

/s/ Scott Ross	Director	August 2, 2024
Scott Ross

/s/ Michael Serruya	Director	August 2, 2024
Michael Serruya

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Form 8-K filed on June 5, 2014).
3.2	Certificate of Designations of Series A Preferred Stock (Incorporated by reference to Form 8-K filed on May 1, 2024).
3.3	Amended and Restated Bylaws (Incorporated by reference to Form 8-K filed on October 25, 2011).
4.1	Investment Agreement dated March 26, 2024, between The ONE Group Hospitality, Inc., HPS Investment Partners, LLC and HPC III Kaizen LP (Incorporated by reference to Form 8-K filed on March 26, 2024).
4.2	Warrant Certificate No. A-1, dated May 1, 2024, issued by the Company to HPC III Kaizen LP (Incorporated by reference to the Form 8-K filed on May 1, 2024).
4.3	Warrant Certificate No. A-2, dated May 1, 2024, issued by the Company to HPS Special Situations Opportunity Fund II, L.P. (Incorporated by reference to the Form 8-K filed on May 1, 2024).
4.4	Warrant Certificate No. A-3, dated May 1, 2024, issued by the Company to SSOF II BH US Subsidiary, L.P. (Incorporated by reference to the Form 8-K filed on May 1, 2024).
4.5	Warrant Certificate No. A-4, dated May 1, 2024, issued by the Company to HPS Corporate Lending Fund (Incorporated by reference to the Form 8-K filed on May 1, 2024).
4.6	Warrant Certificate No. A-5, dated May 1, 2024, issued by the Company to HPS Corporate Capital Solutions Fund (Incorporated by reference to the Form 8-K filed on May 1, 2024).
4.7	Warrant Certificate No. B-1, dated May 1, 2024, issued by the Company to HPC III Kaizen L.P. (Incorporated by reference to the Form 8-K filed on May 1, 2024).
4.8	Warrant Certificate No. B-2, dated May 1, 2024, issued by the Company to HPS Special Situations Opportunity Fund II, L.P. (Incorporated by reference to the Form 8-K filed on May 1, 2024).
4.9	Warrant Certificate No. B-3, dated May 1, 2024, issued by the Company to SSOF II BH US Subsidiary, L.P. (Incorporated by reference to the Form 8-K filed on May 1, 2024).
4.10	Warrant Certificate No. B-4, dated May 1, 2024, issued by the Company to HPS Corporate Lending Fund (Incorporated by reference to the Form 8-K filed on May 1, 2024).
4.11	Warrant Certificate No. B-5, dated May 1, 2024, issued by the Company to HPS Corporate Capital Solutions Fund (Incorporated by reference to the Form 8-K filed on May 1, 2024).
4.12	Registration Rights Agreement dated May 1, 2024 by and among the Company, HPC III Kaizen L.P., HPS Special Situations Opportunity Fund II, L.P., SSOF II BH US Subsidiary, L.P., HPS Corporate Lending Fund and HPS Corporate Capital Solutions Fund (Incorporated by reference to the Form 8-K filed on May 1, 2024).
5.1	Opinion of Stoel Rives LLP with respect to the legality of the securities being registered.
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Stoel Rives LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)
107	Filing Fee Table